CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 27, 2024, relating to the financial statements and financial highlights of Seven Canyons Strategic Global Fund and Seven Canyons World Innovators Fund, each a series of Alps Series Trust, for the year ended September 30, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Proxy Statement/Prospectus.

COHEN & COMPANY, LTD.
Cleveland, Ohio
December 12, 2024